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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 28, 1999, incorporated by reference in the Joint Proxy Statement of Cincinnati Bell Inc. and IXC Communications, Inc. that is made part of the Registration Statement (Form S-4) and related Prospectus of Cincinnati Bell Inc. and IXC Communications, Inc. for the registration of shares of its common stock in connection with the merger of Cincinnati Bell Inc. and IXC Communications, Inc.

                                          /s/ Ernst & Young LLP

Austin, Texas
September 8, 1999